Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-10775, No. 33-642, No. 33-1532 and No. 33-96684) and Forms S-8 (No. 33-96686, No. 333-44897, No. 333-76943, No. 333-82572 and No. 333-98997) of our report dated January 31, 2003, relating to the consolidated financial statements and schedule of Monterey Pasta Company, which appears in this Form 10-K.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

San Francisco, California

February 14, 2003